UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
February 22, 2007
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50989 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 22, 2007, Local.com Corporation (the “Registrant”) entered into a Purchase Agreement with Hearst Interactive Media, through Hearst Communications Inc. (“Hearst”) and Greenway Capital (“Greenway”) (collectively the “Investors”) whereby the Registrant issued $8.0 million of senior secured convertible notes (“Notes”) for gross proceeds of $8.0 million. The Notes bear interest at a rate of 9% per annum for a term of two years and are convertible into 1,990,050 shares of the Registrant’s common stock at a conversion price of $4.02 per share. In connection with the sale of the Notes, the Registrant will also issue to the Investors warrants to purchase up to 796,020 shares of the Registrant’s common stock at an exercise price of $4.82 and warrants to purchase up to 796,020 shares of the Registrant’s common stock at an exercise price of $5.63. In connection with the transaction described herein, the Registrant also entered into a Registration Rights Agreement and an Intercreditor Agreement.
     In connection with the transaction, the Registrant will pay GunnAllen Financial Inc. (“GunnAllen”) fees of $530,000 in cash, of which $205,000 will be paid to Norman K. Farra Jr., a director of the Registrant and an employee of GunnAllen. In addition, the Registrant will issue GunnAllen warrants to purchase up to 43,931 shares of the Registrant’s common stock at $4.82 and warrants to purchase up to 43,931 shares of the Registrant’s common stock at $5.63. In addition, the Registrant will issue Norman K. Farra Jr. warrants to purchase 27,711 shares of the Registrant’s common stock at $4.82 and warrants to purchase 27,711 shares of the Registrant’s common stock at $5.63.
     For additional information concerning the foregoing, a copy of the press release dated February 23, 2007 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The foregoing description of the Purchase Agreement, the Notes, the warrants, the Intercreditor Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the documents attached as Exhibit 4.1, and Exhibit 4.1 is incorporated herein by reference. The following table sets forth the Exhibits to the Purchase Agreement attached as Exhibit 4.1.

Exhibit Number	Exhibits to the Purchase Agreement (attached as Exhibit 4.1 hereto)
A-1	Form of Note to be issued to Hearst.
A-2	Form of Note to be issued to Greenway.
B-1	Form of warrants to be issued to Hearst (exercise price: $4.82).
B-2	Form of warrants to be issued to Greenway (exercise price: $4.82).
C-1	Form of warrants to be issued to Hearst (exercise price: $5.63).
C-2	Form of warrants to be issued to Greenway (exercise price: $5.63).
D	Registration Rights Agreement
E	Intercreditor Agreement
Item 3.02 Unregistered Sales of Equity Securities.
     Item 1.01 is incorporated herein by reference. As described in Item 1.01 of this report, the Registrant anticipates issuing secured convertible notes and warrant to purchase shares of the Registrant’s common stock at the closing of the Purchase Agreement described in Item 1.01.
     Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were accredited and had access to the kind of information registration would provide. Appropriate investment representations were obtained, and the securities were or will be issued with restricted securities legends.
Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1	Purchase Agreement dated February 22, 2007 by and among the Registrant, Hearst Communications Inc., SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P. and SRB Greenway Offshore Operating Fund, L.P.

Exhibit 4.2	Form of warrants to be issued to GunnAllen Financial Inc. and Norman K Farra Jr.

Exhibit 99.1	Press Release dated February 23, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: February 23, 2007	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
Exhibit 4.1	Purchase Agreement dated February 22, 2007 by and among the Registrant, Hearst Communications Inc., SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P. and SRB Greenway Offshore Operating Fund, L.P.

Exhibit 4.2	Form of warrants to be issued to GunnAllen Financial Inc. and Norman K Farra Jr.

Exhibit 99.1	Press Release dated February 23, 2007